SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           MSDW STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                  13-4026700
(State of Incorporation or Organization)               (I.R.S. Employer
                                                     Identification no.)

            1585 Broadway
            New York, NY                                     10036
             (Address of Principal Executive Offices)      (Zip Code)

If this form relates to                   If this form relates to
the registration of a  class of           the registration of a class of
securities pursuant to Section 12(b)      securities pursuant to Section 12(g)
of the Exchange Act and is effective      of  the Exchange Act and is effective
pursuant to General Instruction A.(c),    pursuant to General Instruction A.(d),
please check the following box.  |X|      please check the following box. |_|


Securities Act registration statement file number to which
this form relates:   333-64879
                  (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                     Name of Each Exchange on Which
          to be so Registered                     Each Class is to be Registered
          -------------------                     ------------------------------

  SATURNS DPL Capital Security-Backed                New York Stock Exchange
             Series 2002-3
        Class A Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

           For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-2 through S-9, S-10 through S-12 and S-13 through S-15, respectively, of the Registrant's related Preliminary Prospectus Supplement, Subject to Completion, issued February 19, 2002, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Class A Units contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Class A Units, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

           None.

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 14, 2002

                                                     MSDW STRUCTURED ASSET CORP.
                                                     (Registrant)


                                                     By:  /s/ John Kehoe
                                                        ----------------
                                                     Name:  John Kehoe
                                                     Title: Vice President